                                                                    EXHIBIT 99.d

                              GLOBESPANVIRATA, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             Special Meeting of Stockholders,       ,       , 2004

   The undersigned stockholder of GLOBESPANVIRATA, INC., a Delaware corporation, hereby appoints Armando Geday and Robert McMullan, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of common stock of GlobespanVirata, Inc., which the undersigned is entitled to vote at the
Special Meeting of Stockholders of said corporation to be held at the          ,
          ,          ,          on          ,          , 2004 at          :00
a.m. (local time) or any adjournment(s) or postponements thereof, in accordance with the instructions on the reverse side.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY IS RETURNED AND NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL (AS DEFINED HEREIN), UNLESS YOUR SHARES ARE HELD IN "STREET NAME", (IN WHICH CASE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTION YOU PROVIDE TO YOUR BROKER, IF ANY). The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting, or any adjournment(s) or postponements thereof.

   TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL (THE "PROPOSAL").

    To approve and adopt the Agreement and Plan of Reorganization, dated as of November 3, 2003 (the "merger agreement"), by and among Conexant Systems, Inc., a Delaware corporation, Concentric Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Conexant, and GlobespanVirata, and approve the merger contemplated thereby. Pursuant to the merger agreement, among other things, Concentric Sub will merge with and into GlobespanVirata, subject to the terms and conditions of the merger agreement. In the merger, Conexant will issue 1.198 shares of its common stock in exchange for each outstanding share of GlobespanVirata common stock and GlobespanVirata will become a wholly-owned subsidiary of Conexant.

    FOR           AGAINST            ABSTAIN

    [ ]             [ ]                [ ]



    THE PROXIES ARE AUTHORIZED TO VOTE AS THEY MAY DETERMINE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENTS THEREOF.

Date:                               , 2004
      ------------------------------


----------------------------------------
             Signature


----------------------------------------
             Signature (if held jointly)

                                         Please sign exactly as name appears
                                         above.

                                         WHEN SHARES ARE HELD IN NAME OF JOINT
                                         HOLDERS, EACH SHOULD SIGN. WHEN SIGNING
                                         AS ATTORNEY, EXECUTOR, TRUSTEE,
                                         GUARDIAN, ETC., PLEASE SO INDICATE. IF
                                         A CORPORATION, PLEASE SIGN IN FULL
                                         CORPORATE NAME BY AN AUTHORIZED
                                         OFFICER. IF A PARTNERSHIP, PLEASE SIGN
                                         IN PARTNERSHIP NAME BY AN AUTHORIZED
                                         PERSON.

--------------------------------------------------------------------------------
     DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED
                                   ENVELOPE.
                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                                    Internet
                               [                 ]

   Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    Telephone
                               [                 ]

    Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail
        Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

   If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.